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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)       December 3, 1999
                                                 -------------------------------



                              CERPROBE CORPORATION
             (Exact name of Registrant as specified in its Charter)



        Delaware                      0-11370                   86-0312814
(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)             Identification No.)



1150 North Fiesta Boulevard, Gilbert, Arizona   85233-2237
--------------------------------------------------------------------------------
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code       (480) 333-1500
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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

         On December 3, 1999 (the "Closing Date"), Cerprobe Corporation, a Delaware corporation (the "Registrant"), completed its purchase (the "Stock Purchase") of all of the capital stock of OZ Technologies, Inc., a California corporation ("OZ"), pursuant to that certain Stock Purchase Agreement dated as of December 3, 1999 (the "Stock Purchase Agreement") by and among the Registrant, OZ, and the following parties: Nasser Barabi, Iraj Barabi, Ali Bushehri, and Ahmad Barabi, as individuals, Ali Bushehri, as trustee for the Ali and Nassrin Bushehri Trust, a trust established under the laws of the state of California, and Ahmad Barabi, as trustee for the Ahmad and Zakieh Barabi Trust, a trust established under the laws of the state of California (Nasser Barabi, Iraj Barabi, the Ali and Nassrin Bushehri Trust and the Ahmad and Zakieh Barabi Trust are referred to herein as the "Selling Stockholders"). The purchase price paid by the Registrant under the Stock Purchase Agreement consisted of (i) $19,000,000 in cash, (ii) 1,500,000 shares of the Registrant's common stock (the "Registrant Common Stock"), (iii) a note from the Registrant issued to the agent of the Selling Stockholders in the amount of $2,830,000 (the "Subordinated Promissory Note"), and (iv) a note from the Registrant issued to the agent of the Selling Stockholders in the amount of $2,800,000 (the "Promissory Note").

         The amount and nature of the purchase price was determined by arms-length negotiations among the parties.

         In connection with the Stock Purchase, Registrant and its domestic subsidiaries, Cerprobe Interconnect Solutions, Inc., OZ and OZ's domestic subsidiary, Triple S Engineering, Inc. (the "Borrowers"), entered into a three-year senior secured credit facility with Bank of America, N.A. (the "Loan and Security Agreement"). The Loan and Security Agreement includes a revolving credit facility in the amount of $15,000,000 subject to borrowing base requirements providing for advances of up to eighty-five (85%) of eligible accounts receivable. Initial advances on the revolving line of credit were approximately $1,800,000. Advances on the revolving credit facility bear interest at prime rate plus 0.50%. The facility also includes an inventory term loan in the amount of approximately $5,800,000 and a machinery and equipment term loan in the amount of $2,000,000, both of which bear interest at prime rate plus 2.00%. The inventory term shall be repaid based upon a 24-month amortization with a balloon payment of the outstanding principal balance at the end of 12 months. The machinery and equipment term loan shall be repaid based upon a 60-month amortization with a balloon payment of the outstanding principal balance at the end of 36 months. All loans, advances, and other obligations, liabilities, and indebtedness of Registrant and its domestic subsidiaries shall be secured by valid, perfected, and enforceable first priority liens upon and security interest in substantially all of the Borrower's present and future assets, including all accounts, contract rights, inventory instruments, documents, fixtures, chattel paper, general intangibles, patents, trademarks, copyrights, trade names, deposit accounts, vehicles, equipment, and pledge of stock of all domestic subsidiaries of Cerprobe and OZ and 65% of the stock of each wholly-owned foreign subsidiary of Cerprobe. The facility is also guaranteed by all wholly-owned subsidiaries of Cerprobe and OZ.

         The Loan and Security Agreement contains a number of covenants that, among other things, restrict the ability of the Borrowers to dispose of assets, incur additional indebtedness, incur guaranty obligations, prepay indebtedness except in accordance with relevant subordination provisions, pay dividends or make capital distribution (other than distributions in capital stock), create liens on assets, engage in mergers or consolidations (except that any Borrower may voluntarily merge into another Borrower), engage in certain transactions with subsidiaries and affiliates, make any change in accounting policies or reporting practices except as required or permitted by generally accepted accounting principles and otherwise restrict corporate activities. In addition, the Loan and Security Agreement

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requires the Borrowers to comply with certain financial covenants, including the maintenance of a consolidated Tangible Net Worth (as defined in the Loan and Security Agreement). Borrowers do not expect that such covenants will materially impact the ability of Borrowers to operate their respective businesses.

         The Loan and Security Agreement contains customary events of default, including the failure to pay principal when due or any interest or other amount that becomes due, any representation or warranty being made by Borrowers that is incorrect in any material respect on or as of the date made, a default in the performance of any covenant which continues for more than thirty days, default in certain other indebtedness, certain insolvency events, certain ERISA events, and certain change of control events.

         In connection with the Stock Purchase, the Registrant agreed to prepare and file a registration statement (the "Registration Statement") on Form S-3 with the Securities and Exchange Commission no later than seven days after the Closing Date to register the resale of the Registrant Purchaser Shares. The Selling Stockholders have waived this provision of the Stock Purchase Agreement and the Registrant expects that it will file the Registration Statement within ninety days after the Closing Date. Under the Stock Purchase Agreement, the maximum number of shares of the Registrant Common Stock that the Selling Stockholders may sell (i) during the 180-day period beginning on the effective date of the Registration Statement is 554,089 shares and (ii) during each of the four consecutive 30-day periods that begin immediately following the end of such 180-day period is 100,000 shares. The Stock Purchase Agreement also provides that, to the extent that the Selling Stockholders sell shares of the Registrant Common Stock during the 180-day period beginning on the effective date of the Registration Statement, if the average proceeds per share to the Selling Stockholders from such sales after customary selling expenses are less than $7.58 per share, the product of (i) the difference between $7.58 per share and such average proceeds per share and (ii) the number of shares of the Registrant Common Stock sold during such 180-day period shall be added to the principal amount of the Subordinated Promissory Note. The principal amount of the Subordinated Promissory Note may be reduced by an amount up to $3,000,000 under the Stock Purchase Agreement in satisfaction of certain of the Selling Stockholders' indemnification obligations to the Registrant thereunder. The principal amount of the Subordinated Note also may be reduced under the Stock Purchase Agreement based on payments made by the Registrant to OZ's counter-party under two contracts OZ has with that counter-party, with the principal amount being so reduced as follows: (i) by 50% of all payments (other than payments for legal fees) made by the Registrant pursuant to or in settlement of those contracts after the Registrant's total for such payments exceeds $50,000 but is less than $250,000 and (ii) by 100% of all payments (other than payments for legal fees) made by the Registrant pursuant to or in settlement of those contracts after the Registrant's total for such payments exceeds $250,000. The Subordinated Promissory Note matures on the earlier of the Registrant's receiving at least $10,000,000 in gross proceeds from an underwritten public offering of its common stock or December 3, 2002, and accrues interest at the rate of 10% per annum.

         The Promissory Note matures on February 3, 2000 and accrues interest at the rate of 10% per annum. Under the Stock Purchase Agreement, the Registrant may satisfy the Promissory Note on February 3, 2000 by paying in cash all amounts then due under the Promissory Note or by transferring its real property located at 10365 Sanden Drive, Dallas, Texas (the "Real Property") to the Selling Stockholders' agent, unencumbered except for minor liens and any mortgage that is executed by the Registrant in favor of the Selling Stockholders with respect to the Real Property. In the event that the Registrant satisfies the Promissory Note by transferring the Real Property to the Selling Stockholders' agent on February 3, 2000, the Stock Purchase Agreement provides that the Registrant and the Selling Stockholders' agent shall assign a value (the "Appraised Value") to the Real Property equal to the appraised value for the Real Property as determined by a mutually agreed-upon real estate appraiser.

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The Stock Purchase Agreement further provides that (i) to the extent the
Appraised Value is less than $2,800,000 plus interest due under the Promissory Note, the amount of the difference shall be added to the principal amount of the Subordinated Promissory Note and (ii) to the extent the Appraised Value is more than $2,800,000 plus interest due under the Promissory Note, the amount of the difference may be applied to reduce the principal amount of the Subordinated Promissory Note if doing so does not cause the Registrant to violate any covenant in any loan document to which it is a party.

         In connection with the Stock Purchase, Nasser Barabi and Iraj Barabi have entered into employment agreements with OZ, which expire December 6, 2001. Under these employment agreements, Nasser Barabi will serve as OZ's Director of Engineering and Research and Development at a salary of $175,000 per year, and Iraj Barabi will serve as OZ's Director of Operations at a salary of $175,000 per year.

         In connection with the Stock Purchase, the Registrant entered into a consulting agreement with C-MA International, Ltd., the sole equity holder of which is Ali Bushehri, which expires March 6, 2001. Under this consulting agreement, C-MA International, Ltd. will perform certain financial and administrative consulting services for an amount equal to $100 per hour with a guaranteed 120 hours per month during the term of the agreement.

         In connection with the Stock Purchase, each of Nasser Barabi, Iraj Barabi, Ali Bushehri and Ahmad Barabi entered into a noncompetition agreement with the Registrant. Each of these agreements contains certain noncompetition provisions that expire on the third anniversary of the Closing Date.

              The acquisition will be accounted for using the purchase method. Accordingly, the purchase price will be allocated to assets acquired and liabilities assumed based upon their estimated fair values. The amount of purchased in-process research and development in connection with the allocation is still to be determined. The current state of the research and development products/processes is not yet at a technological feasible or commercially viable stage. The Registrant does not believe that the research and development products/processes have any future alternative use because if they are not finished and brought to ultimate product or process completion, they have no other value. Therefore, consistent with generally accepted accounting principles, the Registrant intends to take a one-time charge for the purchased in-process research and development in the fourth quarter ending December 31, 1999.

              OZ manufactures systems solutions for IC package test and is a leading designer and producer of high performance test sockets and contactors. OZ also designs and distributes ATE test boards and burn-in interfaces and systems.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              (a) Financial Statements of Business Acquired.

              As of the date of filing of this Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this form 8-K not later than 60 days after the date of this Form 8-K.

              (b) Pro Forma Financial Information

              As of the date of filing of this Form 8-K, it is impracticable for the Registrant to provide the pro forma financial statements required by this
Item 7(b). In accordance with Item 7(b) of Form 8-K,

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such financial statements shall be filed by amendment to this form 8-K not later than 60 days after the date of this Form 8-K.

              (c)      Exhibits.

Exhibit No.        Description of Exhibit
-----------        ----------------------
1                  Stock Purchase Agreement
2                  Subordinated Promissory Note $2,830,000
3                  Promissory Note $2,800,000
4                  Employment Agreement-Nasser Barabi
5                  Employment Agreement-Iraj Barabi
6                  Consulting Agreement-C-MA International, Ltd.
7                  Noncompetition Agreement-Nasser Barabi
8                  Noncompetition Agreement-Iraj Barabi
9                  Noncompetition Agreement-Ali Bushehri
10                 Noncompetition Agreement-Ahmad Barabi
11                 Loan and Security Agreement with Bank of America, N.A.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigning hereunto duly authorized.


                                         CERPROBE CORPORATION


                                     By: /s/ Randal L. Buness
                                         ------------------------------------
                                         Randal L. Buness
                                         Senior Vice President, Chief Financial
                                         Officer, Secretary, and Treasurer


Dated as of December 20, 1999

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                       Exhibit Index

Number             Description
------             -----------
1                  Stock Purchase Agreement
2                  Subordinated Promissory Note $2,830,000
3                  Promissory Note $2,800,000
4                  Employment Agreement-Nasser Barabi
5                  Employment Agreement-Iraj Barabi
6                  Consulting Agreement-C-MA International, Ltd.
7                  Noncompetition Agreement-Nasser Barabi
8                  Noncompetition Agreement-Iraj Barabi
9                  Noncompetition Agreement-Ali Bushehri
10                 Noncompetition Agreement-Ahmad Barabi
11                 Loan and Security Agreement with Bank of America, N.A.